Exhibit 21.1      SUBSIDIARIES OF THE COMPANY

Comtrex Systems Corporation Limited, a company incorporated in England (Formerly Data Terminal Systems Terminals Limited)

Cash Register Systems, Inc.(DBA Comtrex Michigan), a Michigan corporation